                                                                 Exhibit 21.01

                        SUBSIDIARIES OF THE REGISTRANT
                        ------------------------------

NAME OF SUBSIDIARY                                 STATE OF INCORPORATION
- - ------------------                                 ----------------------

I.      CDI Investments, Inc.                      Delaware

II.     Ellicott Drug Company                      New York

III.    Cardinal Syracuse, Inc.                    New York

IV.     Bailey Drug Company                        Delaware

V.      James W. Daly, Inc.                        Massachusetts

VI.     Marmac Distributors, Inc.                  Connecticut

VII.    Cardal, Inc.                               Ohio

VIII.   National PharmPak Services, Inc.           Ohio

IX.     Phillipi Holdings, Inc.                    Ohio

X.      Cardinal Health Systems, Inc.              Ohio

XI.     Ohio Valley-Clarksburg, Inc.               Delaware

XII.    Chapman Drug Company                       Tennessee

XIII.   National Specialty Services, Inc.          Tennessee

XIV.    Leader Drugstores, Inc.                    Delaware

XV.     Solomons Company                           Georgia

XVI.    Cardinal West, Inc.                        Nevada

XVII.   Cardinal Florida, Inc.                     Florida

XVIII.  Cardinal Mississippi, Inc.                 Mississippi

XIX.    PRN Services, Inc.                         Michigan

XX.     Whitmire Distribution Corporation          Delaware


                                                                   Exhibit 21.01
                        SUBSIDIARIES OF THE REGISTRANT
                        ------------------------------


NAME OF SUBSIDIARY                   STATE OF INCORPORATION
- - ------------------                   ----------------------
XXI.   Medical Strategies, Inc.            Massachusetts
XXII.  Humiston-Keeling, Inc.              Illinois
XXIII. Behrens Inc.                        Texas